SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2006

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

14255 U.S. Highway 1, Suite 209
Juno Beach, Florida 33408
(Address of Principal Executive Offices)

(561) 630-2977
(Registrant's Telephone Number, including area code)

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01  Completion of Acquisition or Disposition of Assets.

I. Texas Energy Unwinding Transaction

Background

On March 7, 2006, Universal Property Development and Acquisition Corporation (the "Registrant"), a Nevada corporation, Ty McDermett and Andrew McDermett, Jr. (collectively the "McDermetts") and Sundial Resources, Inc. ("SRI"), a private Texas corporation, entered into a Memorandum of Understanding (the "MOU") pursuant to which they agreed to terms for the formation and operation of Texas Energy, Inc. (“Texas Energy”), as a joint venture entity. The Registrant owns seventy-five (75) percent of the capital stock of Texas Energy and the McDermetts collectively own twenty-five (25) percent of the capital stock of Texas Energy.

Under the terms of the MOU, and as consideration for their respective shares of the capital stock of Texas Energy, the Registrant provided funds to Texas Energy to finance the operations of the joint venture and the McDermetts and SRI assigned five (5) oil and gas leases (the "Leases") to Texas Energy. The Leases covered approximately three hundred and twenty acres in the oil and gas fields known as Thresher, Medlen, Nantz and Wechman, in Young County, Texas, and the wells and equipment thereon. The MOU had a term of five (5) years. The parties operated Texas Energy under the terms of the MOU pending the completion of a definitive Joint Venture Agreement.

On June 2, 2006, Texas Energy, completed the acquisition of certain additional assets pursuant to the terms and conditions of a Purchase Agreement dated April 12, 2006 (the "PA") by and between Texas Energy as the purchaser and the Catlin Oil Company ("COC"), Virginia Catlin, Randy Catlin and the Estate of Carl Catlin (collectively the "Catlins") as the sellers. The aggregate purchase price of the assets purchased by Texas Energy pursuant to the PA was $1,700,000 in cash.

Under the terms and conditions of the PA, Texas Energy purchased and COC and the Catlins sold all of the rights, title and interest of the Sellers in certain assets collectively defined as the "Jack County Property" in the PA. The Jack County Property consists of: (i) approximately forty-seven (47) acres of real property located in Jack County, Texas, (ii) approximately thirty-six (36) oil and gas Leases on properties located in Jack County, Texas, (iii) certain equipment including, but not limited to, oil and gas wells, wellhead equipment, injection facilities and other equipment used in connection with oil and gas exploration, development and production operations, (iv) certain tangible property including, but not limited to, elevators, trucks, trailers and other vehicles, and (v) certain transferable permits, franchises, approvals, and authorizations used in connection with the Leases.

Agreement to Unwind Texas Energy

The Registrant, the McDermetts and SRI have mutually agreed to unwind the operations of Texas Energy, their joint venture operation, on the following terms:

1. The assets acquired by Texas Energy from the Catlins under the terms of the PA, as described above, shall be transferred by Texas Energy to Catlin Oil & Gas, Inc. (“COGI), a Nevada corporation. COGI is currently a wholly owned subsidiary of the Registrant. The assets assigned by Texas Energy to COGI include all of the Jack County Property described above.

2. The assets transferred by the McDermetts and SRI to Texas Energy under the terms of the MOU described above, shall be transferred by Texas Energy back to the McDermetts and SRI.

3. Upon the finalization of the unwinding transactions described in paragraphs 1. and 2. above, the Registrant shall pay $200,000 in cash to the McDermetts and SRI as compensation for the release by the McDermetts and SRI of all claims to a pro-rata ownership interest in the assets of Texas Energy which are to be transferred to COGI.

4. The shares of capital stock representing 25% of the equity of Texas Energy owned by the McDermetts and SRI shall be returned to Texas Energy and be shall be cancelled. Thereafter, Texas Energy shall be wholly-owned by the Registrant.

Upon the finalization of the unwinding transactions described above, Texas Energy shall have no assets or operations and shall be an inactive subsidiary of the Registrant.

II. Agreement for the Sale of Certain Assets

On or about October 1, 2006, the Registrant and its subsidiaries agreed to sell and Benka Partners, Ltd., Joan Partners, Ltd., Eleben Partners, Ltd. and Anjos Partners, Ltd. agreed to buy certain assets of the Registrant. The aggregate purchase price for the assets to be sold is Two Million Dollars ($2,000,000.00) in cash. The assets to be sold are listed below:

1.      Ten Percent (10%) of the outstanding stock of Catlin Oil & Gas, Inc. (“COGI”), a subsidiary of the Registrant);
2.      Five Percent (5%) of the outstanding stock of Canyon Creek Oil & Gas, Inc., a subsidiary of the Registrant);
3.      Ten Percent (10%) of the outstanding stock of Texas Energy Pipeline & Gathering Systems, Inc., a subsidiary of the Registrant;
4.      Ten Percent (10%) overriding royalty on the leases currently owned by COGI; and
5.      Ten Percent (10%) overriding royalty on the leases currently owned by Canyon Creek Oil & Gas, Inc.

The final details of the above asset sales are currently being worked out between the parties, but the terms of the sale have been agreed to and the Registrant has received an initial payment of Five Hundred Thousand Dollars ($500,000.00) from the purchases as part of the aggregate purchase price described above. The Registrant expects to finalize the sale of assets, as described above, on or before December 31, 2006.

The foregoing description of the terms of the transactions contemplated by the Registrant are a summary of terms, are not intended to be complete and are qualified in their entirety by the complete text of the documents and agreements which govern those transactions, copies of which are either attached hereto as Exhibits, or shall be filed at a later date once finalized.

Item 302. Unregistered Sales of Equity Securities

On November 29, 2006, the Registrant was informed by two holders of an aggregate of 1,217 shares of the Registrant’s Series B Convertible Preferred Shares (“Series B Preferred”) of their intention to convert such shares of Series B Preferred into shares of the Registrant’s common stock on an ongoing basis. Each share of Series B Preferred has a face value of $1,000 per share and is convertible into 200,000 shares of the Registrant’s common stock. Each of the two holders of Series B Preferred shares informed the Registrant of their intention to convert Series B Preferred shares into 1,000,000 shares of common stock each on a weekly basis. The conversion of all the currently outstanding shares of Series B Preferred stock would result in the issuance of an aggregate of 243,400,000 shares of the Registrant’s common stock. The outstanding shares of Series B Preferred are restricted shares, but they have been fully paid and outstanding for a period in excess of two years from the date of their issuance. No additional consideration is payable upon the conversion of the Series B Preferred to shares of our common stock. Accordingly, the holders of the shares of underlying common stock issued upon conversion of shares of the Series B Preferred shall be entitled to request the removal of any restrictive legends that would be attached to the common shares so issued in accordance with the provisions of Rule 144(k) under the Securities Act of 1933, as amended.

Section 9.  Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Form of Bill of Sale and Agreement by and between Texas Energy, Inc., a Nevada Corporation, and Catlin Oil & Gas, a Nevada Corporation.

10.2	Form of Bill of Sale and Agreement by and between Texas Energy, Inc., a Nevada Corporation, and Sundial Resource, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

By:	/s/ Kamal Abdallah
Kamal Abdallah President and Principal Executive Officer

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

10.1	Form of Bill of Sale and Agreement by and between Texas Energy, Inc., a Nevada Corporation, and Catlin Oil & Gas, a Nevada Corporation.

10.2	Form of Bill of Sale and Agreement by and between Texas Energy, Inc., a Nevada Corporation, and Sundial Resource, Inc.